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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

          NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION
          ------------------                       -----------------------------
H+H Zebtrumfuer Rechnerkommunikation GmbH          Germany
Logicraft Information Systems, Inc.                Delaware
Microtest Europe                                   United Kingdom
Microtest GmbH                                     Germany
Microtest, Inc., International                     Guam